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                                                                   EXHIBIT 10.11


                           THE DONNA KARAN COMPANIES
                          INCENTIVE COMPENSATION PLAN


     1.   Purpose; Effective Date
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          1.1     Purpose.  The purpose of this Plan is to provide additional
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compensation as an incentive to key employees of the DK Companies, upon whose efforts and commitment depend the continued success and growth of the DK Companies, and as a means by which such employees can share in such growth.

          1.2     Effective Date.  The Plan is effective as of January 1, 1996.
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     2.   Definitions.  For purposes of this Plan, the following definitions
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shall apply:

          2.1 "Accomplishments" shall mean, with regard to any Participant for any Year, those performance factors evaluated by the Committee in its sole discretion, after the end of such Year pursuant to Section 6.

          2.2 "Accountants" shall mean the independent certified public accounting firm then auditing the books of the Company (currently Ernst & Young).

          2.3 "Bonus" shall mean, with regard to any Participant for any Year, the Bonus awarded by the Committee to such Participant pursuant to Section 7.

          2.4 "Bonus Criteria" shall mean Accomplishments, and/or such other criteria that may be established by the Committee, if any, to determine the Bonus for a Participant for any Year.

          2.5 "Chief Executive Officers" shall mean the co-Chief Executive Officers of the Company or the Chief Executive Officer of the Company if there is only one such officer.

          2.6 "Chief Financial Officer" shall mean the chief financial officer of the Company.

          2.7 "Company" shall mean The Donna Karan Company, a New York general partnership and any successor thereto. In the event the DK Companies are the subject of an initial public offering, where the context requires the term "Company" shall refer to the public corporation that directly or indirectly owns the controlling interests in the DK Companies.

          2.8 "Committee" shall mean the committee responsible for administering the Plan as provided in Section 3 hereof.
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          2.9  "DK Company" or "DK Companies" shall mean, as the context may require, any one or more of the following: (i) the Company, (ii) The Donna Karan Studio, a New York partnership, (iii) The Donna Karan Company Store, G.P., a New York partnership, (iv) DK Footware Partners, a New York partnership, (v) DSTF Japan Company, a New York partnership, and (vi) such other affiliated companies, corporations or partnerships or successors to any of such entities to the extent so designated by the Chief Executive Officers.

          2.10 "Division" shall mean, with regard to any Participant during any whole or partial Year, the division of a DK Company managed by such Participant or by which such Participant is employed.

          2.11 "Earned Bonus Criteria" shall mean such of the Bonus Criteria as are actually achieved by a Participant for any Year as determined in accordance with Section 5 and (with regard to Accomplishments) Section 6.

          2.12 "Employment Agreement" shall mean, in the case of any Participant, any employment agreement between any DK Company and such Participant, as such agreement may be amended and/or extended from time to time.

          2.13 "Participant" shall mean any officer or employee of a DK Company who, in the opinion of the Committee, makes or is likely to make an important contribution to the growth and success of any or all of the DK Companies and has been designated by the Committee to participate in the Plan;

provided, that any such officer or employee shall have been employed by one of
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the DK Companies on or before June 30 of any Year in order to be designated as a
Participant in the Plan for such Year.

          2.14 "Plan" shall mean this Incentive Compensation Plan, as the same may be amended from time to time.

          2.15 "Restrictive Agreement" shall mean, in the case of any Participant, any agreement between a DK Company and such Participant obligating such Participant with regard to any covenant or restriction relating to non-solicitation, confidentiality or non-competition, as such agreement may be amended and/or extended from time to time.

          2.16 "Target Bonus" shall mean the Bonus which a Participant will earn if 100% of all Target Bonus Criteria Allocations established for such Participant are achieved.

          2.17 "Target Bonus Criteria Allocations" shall mean that portion of the Target Bonus which a Participant will earn if 100% of a particular Bonus Criterion established for such Participant is achieved.

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          2.18  "Termination Date" shall mean the effective date of the termination of a Participant's employment by a DK Company, or, if the termination of a Participant's employment shall occur as the result of such Participant's failure to return from a leave of absence authorized by law or by any DK Company, the Termination Date shall mean the date upon which such leave of absence commenced.

          2.19    "Year" shall mean a calendar year.

     3.   Committee; Administration of Plan
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          3.1     Administration.  The Plan will be administered by a Committee
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comprised of such persons designated by the Chief Executive Officers not later than January 15 of each Year, provided, however, that the members of the Committee shall consist of the Chief Operating Officer of the Company, the Chief Financial Officer and the Vice President of Human Resources of the Company in the event that the Chief Executive Officers shall fail to designate the members of the Committee by such date. Notwithstanding, the above, if the Chief Executive Officers wish, they may designate different Committee(s) to administer the Plan insofar as it applies to different divisions of the DK Companies. The Committee will have exclusive power to designate Participants to participate in the Plan on such basis and for such period(s) as the Committee shall determine in its sole discretion.

          3.2     Authority of the Committee.  The Committee shall have the
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authority to establish, adopt, and revise such rules, regulations and procedures, and to make all determinations, relating to the allocation of amounts payable to Participants under the Plan as it, in its sole discretion, may deem necessary or advisable.

          3.2.1 The Committee shall take into account such factors as it deems relevant in determining the Bonus, in accordance with Sections 4, 5 and 6 hereof, for Participants who work for more than one Division.

          3.3     Interpretation of the Plan.  The Committee's interpretation of
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the Plan, including but not limited to, the selection of Participants, the selection of Bonus Criteria, the determination and calculation of any Bonus to any Participant hereunder, and all decisions and determinations with respect thereto, shall be final, binding and conclusive on all Participants and other interested parties.

          3.4     Committee Action.  All action taken by the Committee shall be
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taken by vote of not less than a majority of all Committee members.  The
Committee shall not have the right to amend the Plan in a manner adverse to any Participant without the

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approval of the Chief Executive Officers, subject to the provisions of Section
10.1.1.

     4.   Selection of Participants; Establishment of Bonus Criteria, Target
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Bonus Criteria Allocations and Adjustments.
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          4.1     Selection of Participants.  Subject to Section 4.3, not later
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than January 31 of each Year (or June 30 with regard to any employee of a DK
Company whose employment commenced after January 31 of such Year), the Committee shall, in its sole discretion, designate the Participants in the Plan for that Year.

          4.2     Establishment of Target Bonus, Bonus Criteria, Target Bonus
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Criteria Allocations, and Adjustments for each Participant.  Subject to Section
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4.3, not later than January 31 of each Year (or June 30 with regard to any employee of a DK Company whose employment commenced after January 31 of such
Year), with regard to each Participant for such Year, the Committee shall, in its sole discretion:

                  4.2.1   assign a Target Bonus;

                  4.2.2 assign Bonus Criteria and Target Bonus Criteria Allocations (which may consist of any one or more of the Bonus Criteria);

                  4.2.3 determine what factors or adjustments, if any, shall be used to calculate the Bonus; and

                  4.2.4 deliver to such Participant a written statement setting forth the Target Bonus, Bonus Criteria and Target Bonus Criteria Allocations applicable to such Participant and explaining in reasonable detail any factors or adjustments to be taken into account in the relevant calculations.

          4.3     Revisions if Budget Approved after January 31.
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Notwithstanding the foregoing, if the Committee shall have taken the action specified in Sections 4.1 and 4.2 by January 31 of any Year and the budget for the DK Companies is approved thereafter, the Committee shall have the right to revise and, if necessary, rescind any such action taken with regard to such Participant (including such Participant's designation as such), within thirty
(30) days after the budget shall have been approved.

     5.   Determination of Earned Bonus Criteria (Other than Accomplishments).
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All Earned Bonus Criteria for each Year (other than Accomplishments), shall be determined (the "Annual Determination") by the Chief Financial Officer in accordance with U.S. generally accepted accounting principles ("GAAP"), and the DK Companies accounting practices, consistently applied, and shall be reviewed following each Year by the Accountants. In preparing and reviewing the Annual Determination the Chief Financial Officer and

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the Accountants may adjust or amend the financial and accounting reports and results submitted by any Division as they may deem necessary to reflect GAAP and the Company's accounting practices, consistently applied. The Annual Determination for each Participant shall be provided by the Chief Financial Officer to the Committee not later than 15 days after completion of the audited financial statements for the DK Companies.

     6.   Determination of Actual Accomplishments.  Within 30 days after the
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Committee receives an Annual Determination, it shall review each Participant's performance for the Year to which the Annual Determination relates and it shall determine, in its sole discretion, such Participant's actual Accomplishments for such Year. In so doing, the Committee shall take into account such factors as it may deem relevant, including without limitation such Participant's individual importance to the DK Companies, the relative importance to the DK Companies of such Participant's Division, such Participant's performance and the evaluation of such Participant's supervisors.

     7.   Determination of Bonus.  Within 15 days after the Committee determines
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the actual Accomplishments for each Participant, the Committee shall deliver a written statement to the Chief Financial Officer, the Chief Executive Officers, and each Participant setting forth the dollar amount awarded to such Participant with regard to each of the Earned Bonus Criteria determined for such Participant, the total Bonus payable to such Participant under this Plan, and the amount of the adjustments made to payments pursuant to Section 8.

          7.1 Any Participant whose employment by a DK Company has commenced after January 1 but before July 1 of any Year shall be entitled to receive a pro-rata portion of the Bonus for such Year, determined by multiplying the amount of the Bonus to which such Participant would have been entitled had he been employed by such DK Company for the entire Year (and remained so employed on the Payment Date) by a fraction, the numerator of which is the number of days during such Year that he was employed by such DK Company, and the denominator of which is 365.

     8.   Payment of Bonus.
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          8.1     Payment of each Participant's Bonus will be made by the DK
Company which employs such Participant by not later than the tenth business day (the "Payment Date") following receipt by the Chief Financial Officer of the Committee's written statement as to the calculation thereof in accordance with
Section 7; provided, that with regard to a Participant on a leave of absence
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authorized by law or by such DK Company the Payment Date shall be the date that such Participant resumes full time employment with such DK Company.

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          8.2  Any such payments shall be net of:

                  8.2.1 applicable withholdings for payroll taxes and other payroll deductions; and

                  8.2.2 any bonus or other incentive compensation payable to such Participant pursuant to such Participant's Employment Agreement (or any other agreement providing therefor); provided, that if the Bonus payable
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hereunder is less than any such other bonus or incentive compensation such DK
Company shall be obligated to pay the full amount of such other bonus or incentive compensation and no part of the Bonus otherwise payable hereunder.

     9.   Limitations on Right to Payment.  Except as provided in Section 9.1
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below, a Participant shall have no right to receive payment of any Bonus, and such payment shall be forfeited, unless such Participant remains an employee of a DK Company in good standing (i.e., not subject to any notice of prospective
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termination) through the last day of the Year to which such Bonus relates and on the Payment Date (regardless of the cause of such Participant's termination, including death, disability or other termination).

          9.1     Non-Competition; Forfeiture; Offset; Prohibited Payments.
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                  9.1.1    Notwithstanding anything to the contrary contained
herein, each Participant's entitlement to a Bonus shall be conditioned upon and subject to such Participant's full and continuing compliance with the provisions of any Employment Agreement or Restrictive Agreement between such Participant and any DK Company. Without limiting any rights that any DK Company may have thereunder or otherwise, at law or in equity, the breach by a Participant of any Employment Agreement or Restrictive Agreement shall result in the immediate forfeiture of any further amounts payable under the terms of this Plan. No part of such forfeited amount will be distributed to any of the other Participants.

                  9.1.2 Notwithstanding anything to the contrary contained herein, if, at the time that a DK Company is obligated to make any payment (net of amounts deducted pursuant to Section 8) to a Participant under this Plan, such Participant is indebted to any DK Company, the DK Company so obligated may offset against all or part of any such payments the amount of such indebtedness until the full amount of such indebtedness has been repaid.

                  9.1.3 Notwithstanding anything to the contrary contained herein, no DK Company shall be obligated to make any payment otherwise required by this Plan if, at the time that such DK Company is obligated to do so, such DK Company is prohibited from making such payment by law or by any loan or financing agreement to which any DK Company is subject.

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     10.  Amendment and Termination of Plan; Vesting.
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          10.1    Amendment of Plan; Vesting.  The Plan may be amended by the
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Committee in any respect for any reason or no reason at any time.

                  10.1.1    If the Plan is amended after January 31 of any Year,
(i) such amendments shall not be effective with regard to such Year and (ii) Participants will be eligible to receive 100% of the Bonus they would otherwise be eligible to receive hereunder for such Year notwithstanding such amendment.

                  10.1.2 Notwithstanding any of the provisions of the Plan, in the event of a merger, reorganization or other consolidation of any or all of the DK Companies or of some or all of the partners of any or all of the DK Companies (including, but not limited to, a transfer of the equity interests in a partner to a corporation in connection with an initial public offfering relating to the DK Companies) or of any similar type of transaction entered into in connection with a public offering relating to the DK Companies, the Committee shall make such adjustments in determining the Bonus as it deems appropriate, in its sole discretion.

          10.2    Termination of Plan by Company; Vesting.  The Plan may be
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terminated by the Company for any reason or no reason at any time.

                  10.2.1 If the Plan is terminated prior to January 31 any Year, no amounts will be payable hereunder to any Participant with regard to such Year. If the Plan is terminated after January 31 of any Year, Participants will be eligible to receive 100% of the Bonus they would otherwise be eligible to receive hereunder for such Year notwithstanding such termination.

     11.  Miscellaneous.
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          11.1    Definitions/Calculations.  None of the terms defined herein
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nor the calculations made pursuant to the terms of this Plan shall be binding upon any DK Company for any purpose other than for the purposes hereof, including, without limitation, the definitions, determinations or calculations of Earned Bonus Criteria and Target Bonus Criteria Allocations.

          11.2    No Responsibility for Action of the Committee.  No DK Company
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shall have any liability or obligation for any act or omission of the Committee hereunder.

          11.3    No Right to Continued Employment or Participation in Plan.
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The existence of the Plan or the participation herein by any Participant shall not give any Participant any right to continue in the employ or service of any DK Company, and the right

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of the DK Companies to terminate the employment of a Participant at any time, with or without notice, for any or no reason, is specifically reserved, except as might otherwise be provided in a Participant's Employment Agreement. No person shall have any claim or right to be made a Participant under the Plan. No person shall have any claim or right to be made a Participant under the Plan in any Year by virtue of participation in the Plan in a previous Year.

          11.4    No Rights as an Equity Owner.  Nothing contained herein shall
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be deemed to confer upon any Participant or other person the rights of an owner of any equity interest in any DK Company.

          11.5    Non-Transferability.  No right or interest of any Participant
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in the Plan shall be assignable or transferable, or subject to any lien.

          11.6    No Duty of Disclosure or Right to Information.  No DK Company
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shall have any duty or obligation to affirmatively disclose to any Participant, and no Participant shall have the right to be advised of or to review, any information regarding any DK Company to which such Participant does not ordinarily have access in connection with the performance of his duties and responsibilities as an officer or employee of any of the DK Companies at any time prior to, upon, or in connection with the determination of the amount of any payment to be made to the Participant hereunder except as expressly provided herein (including without limitation any documents, information or calculations prepared by the Accountants or the Chief Financial Officer in connection with the Annual Determination).

          11.7    Survival.  The provisions of Sections 9, 10 and 11.6 will
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survive the termination of the Plan.

          11.8    Withholding.  Each DK Company shall be entitled to withhold
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from any amounts payable to Participants under the Plan, such taxes and other amounts as may be required by applicable law.

          11.9    Tax Liability.  No DK Company shall have any liability for any
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tax imposed on a Participant as a result of amounts paid or payable to such
Participant under the Plan.

          11.10   Unfunded Character of the Plan.  The benefits payable by each
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DK Company under the Plan shall be paid by such company out of its general assets.

          11.11   Governing Law.  The rights and obligations of all persons
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affected hereby shall be construed and determined in accordance with the laws of the State of New York and the place of administration of the Plan shall be conclusively deemed to be within the State of New York.

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